SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2015

DYCOM INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	001-10613	59-1277135
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

11780 U.S. Highway One, Suite 600,
Palm Beach Gardens, Florida 33408
(Address of principal executive offices) (Zip Code)

(561) 627-7171
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01 Other Events.

On September 15, 2015, Dycom Investments, Inc. (“Dycom Investments”), a wholly-owned subsidiary of Dycom Industries, Inc. (“Dycom” or the “Company”), (1) satisfied and discharged the indenture (the “Indenture”) dated as of January 21, 2011 among Dycom Investments, Dycom, the guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”), governing the 7.125% senior subordinated notes due 2021 (the “7.125% Notes”) of Dycom Investments, and (2) issued a notice under the Indenture that it has elected to redeem, pursuant to the optional redemption provisions contained in Article 3 of the Indenture, all of the 7.125% Notes that remain outstanding on October 15, 2015 (the “Redemption Date”). As of September 15, 2015, the outstanding principal amount of the 7.125% Notes was $277.5 million.

The aggregate amount deposited with the Trustee to be paid in connection with the redemption of the 7.125% Notes was $296.6 million which includes $277.5 million for 100% of the aggregate outstanding principal amount, $4.9 million for accrued and unpaid interest to the Redemption Date, and the applicable premium as defined in the Indenture. The applicable premium amount is comprised of (a) the present value of the sum of (i) approximately $4.9 million representing interest for the period from the Redemption Date through January 15, 2016, and (ii) the redemption price of 103.563% (expressed as a percentage of the principal amount) of the 7.125% Notes at January 15, 2016, minus (b) the principal amount of the 7.125% Notes. As more specifically set forth in the Indenture, the applicable premium is computed on a present value basis using a published treasury interest rate plus 0.50%.

Holders of 7.125% Notes are encouraged to refer to the notice of redemption. A copy of the notice is attached hereto as Exhibit 99.1.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act, including statements regarding the outlook for the Company. These statements are based on management’s current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this Current Report on Form 8-K. The most significant of these risks and uncertainties are described in our Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and include business and economic conditions and trends in the telecommunications industry affecting our customers, our ability to effectively execute our business and capital plans, changes in general economic and market conditions, including the stock market, whether the carrying value of our assets may be impaired, and the other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. These filings are available on a web site maintained by the Securities and Exchange Commission at http://www.sec.gov. The Company does not undertake to update forward looking statements except as required by law.

Item 9.01 Exhibits.

(d) Exhibits.

99.1    Notice of Redemption dated September 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 17, 2015

DYCOM INDUSTRIES, INC. (Registrant)
By:	/s/ Richard B. Vilsoet
Name:	Richard B. Vilsoet
Title:	Vice President, General Counsel and Corporate Secretary